As filed with the Securities and Exchange Commission on December 28, 2012

Registration No. 333-163230, No. 333-172731, No. 333-179584

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-163230

REGISTRATION STATEMENT NO. 333-172731

REGISTRATION STATEMENT NO. 333-179584

UNDER THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	7379	26-1235962
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

ANCESTRY.COM INC. 2009 STOCK

INCENTIVE PLAN

MYFAMILY.COM, INC. 1998

STOCK PLAN

MYFAMILY.COM, INC. 2004

STOCK PLAN

MYFAMILY.COM, INC. EXECUTIVE

STOCK PLAN

GENERATIONS HOLDING, INC. 2008

STOCK PURCHASE AND OPTION PLAN

(Full title of the plans)

360 West 4800 North

Provo, UT 84604

(801) 705-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Sullivan

Chief Executive Officer

360 West 4800 North

Provo, UT 84604

(801) 705-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer

☐	Accelerated filer

☐	Non-accelerated filer (Do not check if a smaller reporting company)

☐	Smaller reporting company

DEREGISTRATION

These Post-Effective Amendments relate to the following registration statement on Form S-8 (collectively the “Registration Statements”) previously filed by Ancestry.com Inc. (the “Company”) with the Securities and Exchange Commission: (1) Registration Statement No. 333-163230 filed on November 19, 2009, pertaining to the offering by the Company of up to an aggregate of 12,539,419 shares of the Company’s common stock, par value $0.001 per share (“the Common Stock”) to be issued under (i) the MyFamily.com, Inc. 1998 Stock Plan, (ii) the MyFamily.com, Inc. 2004 Stock Plan, (iii) the MyFamily.com, Inc. Executive Stock Plan, (iv) the Generations Holding, Inc. 2008 Stock Purchase and Option Plan and (v) the Ancestry.com Inc. 2009 Stock Incentive Plan, (2) Registration Statement No. 333-172731 filed on March 10, 2011, pertaining to the offering of up to 3,503,813 shares of Common Stock under the 2009 Stock Incentive Plan and (3) Registration Statement No. 333-179584 filed on February 17, 2012, pertaining to the offering of up to 2,191,254 shares of Common Stock under the 2009 Stock Incentive Plan.

On December 28, 2012, pursuant to the Agreement and Plan of Merger entered into on October 21, 2012 (the “Merger Agreement”), by and among Global Generations Merger Sub Inc., a Delaware corporation (“Merger Sub”), Global Generations International Inc., a Delaware corporation (“Parent”), and the Company, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of Parent.

In connection with the transactions contemplated by the Merger Agreement, the offering of the Company’s securities pursuant to the Registration Statements has been terminated as of the date hereof. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities of the Company which remain unsold at the termination of the offering subject to the Registration Statements, the Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Provo, Utah the 28th day of December, 2012.

ANCESTRY.COM INC.

By:	/s/ William Stern
Name: William Stern
Title: General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments No. 1 to the Registration Statements have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer and Director (Principal Executive Officer)	December 28, 2012
Timothy Sullivan

* Howard Hochhauser	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	December 28, 2012

* Charles M. Boesenberg	Director	December 28, 2012

* David Goldberg	Director	December 28, 2012

* Elizabeth Nelson	Director	December 28, 2012

* Victor Parker	Director	December 28, 2012

* Benjamin Spero	Director	December 28, 2012

* Thomas Layton	Director	December 28, 2012

* Mike Shroepfer	Director	December 28, 2012

Dr. Paul Billings	Director

By:	/s/ William Stern
Name: William Stern, as attorney-in-fact